UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2022

AEROVIRONMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33261	95-2705790
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

241 18th Street South, Suite 415
Arlington, Virginia	22202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 520-8350

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	AVAV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 4, 2022, AeroVironment, Inc. (the “Company”), as borrower, and Arcturus UAV, Inc. (“Arcturus UAV”), as guarantor, entered into that certain First Amendment to Credit Agreement and Waiver relating to its existing Credit Agreement, dated as of February 19, 2021 (the “Existing Credit Agreement”), with the lenders party thereto, including Bank of America, N.A., as the administrative agent and the swingline lender, and BofA Securities, Inc., JPMorgan Chase Bank, N.A., and U.S. Bank National Association (such amendment, the “First Amendment to Credit Agreement” and the Existing Credit Agreement as amended thereby, the “Credit Agreement”).

As previously disclosed, there was a risk that the Company may have been required to make a prepayment to reduce the outstanding balance of its term loan facility under the Credit Agreement to remain in compliance with all of the financial covenants in the Credit Agreement during the fiscal quarter ended January 29, 2022. The First Amendment to Credit Agreement waives any event of default that may have occurred as a result of the potential failure by the Company to comply with the consolidated leverage ratio covenant set forth in the Existing Credit Agreement for the fiscal quarter ended January 29, 2022. In addition, pursuant to the First Amendment to Credit Agreement, the parties amended the maximum permitted Consolidated Leverage Ratio (as defined in the First Amendment to Credit Agreement), such that such ratio may not exceed 4.00 to 1.00 for the Company’s fiscal quarters ended January 29, 2022 and April 30, 2022; 3.50 to 1.00 for any of the Company’s fiscal quarters ending during the period from May 1, 2022 to October 31, 2022; and 3.00 to 1.00 for any fiscal quarter ending thereafter.

The Credit Agreement Amendment also implemented certain secured overnight financing rate (SOFR) interest rate mechanics and interest rate reference benchmark replacement provisions in order to effectuate the transition from LIBOR as a reference interest rate. ∙ Following the Credit Agreement Amendment, the Company has a choice of interest rates between (a) Term SOFR (with a 0% floor) plus the Applicable Margin; or (b) Base Rate (defined as the highest of (a) the Federal Funds Rate plus one-half percent (0.50%), (b) the Bank of America prime rate, and (c) the one (1) month SOFR plus one percent (1.00%)) plus the Applicable Margin. The Applicable Margin is based upon the Consolidated Leverage Ratio (as defined in the Credit Agreement) and whether the Company elects SOFR (ranging from 1.50 - 2.50%) or Base Rate (ranging from 0.50 - 1.50%). The Company may choose interest periods of one, three or six months with respect to Term SOFR and all such rates will include a 0.10% SOFR adjustment.

In addition, the First Amendment to Credit Agreement made certain changes to the calculation of Consolidated EBITDA (as defined in the Credit Agreement) and certain technical amendments.

The foregoing description of the First Amendment to Credit Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement. The Company will file the First Amendment to Credit Agreement as an exhibit to its quarterly report on form 10-Q for its fiscal quarter ending January 29, 2022.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROVIRONMENT, INC.

Date: February 9, 2022	By:	/s/ Melissa Brown
Melissa Brown
VP, General Counsel & Chief Compliance Officer